UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2007

First Potomac Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-986-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On January 23, 2007, First Potomac Realty Trust announced that representatives of the Company will be attending the 2007 Bank of America Securities "Out of the Box" REIT Summit today, January 25, 2007, in New York, New York. Representatives of the Company will be meeting with investors and analysts, participating in an Industrial panel discussion at 12:05 p.m. Eastern Time, and making a presentation to the investment community at 2:15 p.m. Eastern Time. The presentation materials will be available on First Potomac Realty Trust's website at the link: www.first-potomac.com. The information contained on the Company's website is not incorporated by reference herein.

A live audio simulcast of First Potomac Realty Trust's presentation will be available online at the Company's website at www.first-potomac.com. The online replay will begin shortly after the presentation ends and will be available for seven days.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Potomac Realty Trust

January 25, 2007	By:	/s/ Joel F. Bonder

Name: Joel F. Bonder
Title: General Counsel